UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):        February 21, 2012

SEACOAST BANKING CORPORATION OF FLORIDA
(Exact Name of Registrant as Specified in its Charter)

Florida	001-13660	59-2260678
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

815 Colorado Avenue, Stuart, Florida	34994
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(772) 287-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 21, 2012, the Board of Directors of Seacoast Banking Corporation of Florida (“Seacoast” or the “Company”) increased the size of Seacoast’s Board of Directors from eleven to twelve directors and appointed Roger O. Goldman as a director to fill the vacancy on the expanded Board, effective immediately. Mr. Goldman will stand for election as a Class II director at Seacoast’s 2012 annual meeting of shareholders and, if elected, Mr. Goldman will serve a term expiring at the Company’s 2013 annual meeting of shareholders, along with the other Class II directors. The Board has not yet determined which committees that Mr. Goldman is to be appointed.

Since 2005, Mr. Goldman has been a director of American Express Bank FSB, a wholly owned subsidiary of American Express Company, and is chairman of their audit and risk committee and a member of their executive committee. Mr. Goldman is also the managing partner of Berkshire Opportunity Fund, which he founded in 2008 to provide financing and mentoring for small businesses in the Northeast. Mr. Goldman’s extensive banking experience includes management positions at Citicorp, service as president and CEO of a community bank in California, and EVP in charge of the community banking group of NatWest Bancorp (with $31 billion in assets) where he was responsible for managing all consumer and small business activities. From 1997 to 2000, Mr. Goldman was president and CEO of Global Sourcing Services, LLC, a start-up venture specializing in outsourced marketing services and account acquisition and customer retention programs, which he grew to a substantial size before it was sold. In addition, he previously served on the boards of several public and private corporations, including Minyanville (a new media company), Cyota (an Internet security company), and American Express Centurion Bank where he also served as a member of the audit committee. He is currently the chairman of Lighthouse International, a charitable foundation for the visually impaired which is headquartered in New York, and former chairman of the Juvenile Diabetes Research Foundation.

Mr. Goldman received his Bachelor’s degree from New York University in Marketing and his Juris Doctorate from the Washington College of Law at American University. He is an emeritus member of the New Jersey bar and former member of the Washington D.C. bar.

Mr. Goldman was not selected as a director pursuant to any arrangement or understanding between him and any other person. There are no related party transactions (as defined in Item 404(a) of Regulation S-K) between the Company and Mr. Goldman. Mr. Goldman’s compensation for his service as a director is in accordance with the Company’s customary director compensation policies, under which Board members who are not executive officers of the Company or its subsidiaries are paid an annual retainer of $23,000 for their service as directors, $700 for each Board meeting attended, $700 for each committee meeting attended and $800 for each committee meeting chaired. Mr. Goldman is also eligible to participate in the Directors’ Deferred Compensation Plan which allows non-employee directors of the Company to defer receipt of fees paid to them for their service.

On February 21, 2012, Seacoast issued a press release announcing the appointment of Mr. Goldman to the Company’s Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated February 21, 2012 announcing the appointment of Roger O. Goldman as a director of Seacoast

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOAST BANKING CORPORATION OF FLORIDA

By:	/s/ Dennis S. Hudson, III
Dennis S. Hudson, III
Chairman and Chief Executive Officer

Date: February 21, 2012

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